Exhibit 99.1

FROM:

Newtek Business Services, Inc.

http://www.thesba.com

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Contact: Brett Maas

Telephone: (646) 536-7331 / brett@haydenir.com

Rubenstein Public Relations

Contact: Jonathan Goldberg

Telephone: (212) 843-9335 / jgoldberg@rubensteinpr.com

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc. Receives Extension of

Warehouse Lines of Credit with Capital One, N.A. from

September 30, 2013 until May 31, 2015

NEW YORK – July 18, 2013 – Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, today announced that its subsidiary, Newtek Small Business Finance Inc. (NSBF), received an extension on the availability of its warehouse lines, totaling $27 million, with Capital One, N.A. from September 30, 2013 to May 31, 2015. These revolving facilities enable the Company to finance both the government-guaranteed and non-guaranteed portions of U.S. Small Business Administration (SBA) 7(a) loans. Capital One N.A. also enhanced the terms of the credit facilities by removing the $15 million funding sublimit for the non-guaranteed portions of the SBA 7(a) loans NSBF originates, and increasing the advance rate to 55% from 50% for the non-guaranteed portions of the SBA 7(a) loans.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We appreciate the extension through May 2015 and the enhancement of terms on our warehouse lines, specifically the 10% increase in the advance rate to 55% and elimination of the funding sublimit for the non-guaranteed portions of our SBA loans, all of which illustrate the confidence Capital One has in our lending business. This warehouse facility coupled with our ability to securitize the unguaranteed portions of our SBA loans gives us the liquidity to grow our funded loans, projected to increase by approximately 63%, to $175 million, for 2013, and to continue this strong loan growth in 2014 and beyond.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek Business Services, The Small Business Authority®, provides the following products and services:

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The Newtek Advantage™: A mobile real-time SMB management platform that puts all of a business’s critical transactions and economic, eCommerce and web site traffic data on a smartphone, tablet, laptop or PC. The Newtek Advantage™ provides the intelligence that businesses require and will give them the advantage to succeed. This revolutionary platform will allow owners and operators of small- and medium-sized businesses to manage their businesses from their mobile device anywhere, anytime, all without an IT department.

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Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: A broad array of lending products.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

The Small Business Authority® is a registered trade mark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

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